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                                                                      Exhibit 21


                   Subsidiaries of Quintel Entertainment, Inc.
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                                                       State of Incorporation
   Subsidiary                                             or Organization

1. Calling Card Company, Inc.                                   New York

2. New Lauderdale L.C.                                          Florida

3. N.L. Corp.                                                   Delaware

4. Creative Direct Marketing, Inc.                              Delaware

5. Quintel Hair Products, Inc.                                  Delaware

6. Quintel Products, Inc.                                       Delaware

7. Quintelco., Inc.                                             Delaware

8. Quintel Psychic Zone, Inc.                                   Delaware

9. Quintel LaBuick Products, LLC                                Delaware

10. Quintel Cellular, LLC                                       Delaware
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